                                                                  Exhibit 10.32


                                EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this 15th day of September, 1997 by and between MICHELLE KRAUS, an individual, ("EXECUTIVE") and SANCTUARY WOODS MULTIMEDIA CORPORATION, a Delaware corporation ("COMPANY"), with reference to the following:

A. Executive desires to be employed by Company as its President and its Chief Executive Officer.

B.  Executive desires to be a member of the Board of Directors of Company.

C.  Company desired Executive to hold those positions.

D. Executive is willing to accept such employment according to the terms described below.

NOW, THEREFORE, in consideration of the mutual promises, benefits and covenants herein contained, Company and Executive hereby agree as follows:

     1.   EMPLOYMENT; TERM OF EMPLOYMENT

Executive has agreed to be employed by Company, and Company has agreed to employ Executive for a term commencing as of September, 1997 (the "COMMENCEMENT DATE"), and continuing for a period of one (1) year thereafter, unless sooner terminated pursuant to Section 5 hereof (the "EMPLOYMENT TERM"). If Executive continues as an Executive after the Employment Term, such employment shall be deemed an employment at will unless Company and Executive enter into a written extension of this Agreement or a new written employment agreement.

     2.   TITLE AND DUTIES

          (a) TITLE. Executive shall have the title and serve in the capacity of Chief Executive Officer of Company and, in such capacity, shall be subject to the control and direction of the Board of Directors of Company (the "BOARD OF DIRECTORS").

          (b) DUTIES. Executive's primary duties and responsibilities hereunder shall be to perform all reasonable duties that are customary for her position within the multimedia and online/Internet industry and as may be prescribed by the Board of Directors. Executive shall also render such other services as Company may from time to time reasonably request which are consistent with the duties Executive is to perform and Executive's stature and experience. Executive hereby agrees to perform such duties and satisfy such responsibilities throughout the Employment Term and thereafter so long as employed by Company. Executive shall devote her full time and efforts to the performance of her duties hereunder and shall comply with all of the reasonable and customary employment policies of Company. Executive agrees to perform such services in a competent and professional manner, consistent with the skills of a senior executive officer in Company's business.

          (c) REPORTING REQUIREMENTS AND AUTHORITY. Executive shall report to the Board of Directors of Company. Except for those officers and executives subject to election by the Board of Directors of Company, Executive shall have the authority to select and employ all personnel necessary to conduct the business of Company and each of its subsidiaries; provided, however, that the Board of Directors must approve the appointment or dismissal of (i) any officers of the Company, and (ii) any employees of the Company receiving annual compensation in excess of $75,000. All such personnel shall ultimately report to, and be subject to the control and direction of, Executive.

     3.   COMPENSATION

          (a) BASE SALARY AND BONUS. During the term of this Agreement, Company agrees to pay Executive an annualized base salary of One Hundred Fifty Thousand Dollars ($150,000) (the "BASE SALARY"). In addition to the Base Salary, Executive may be entitled to a potential bonus (the "BONUS"), the exact amount of which, if any, shall be determined by the Board of Directors in its sole and absolute discretion but which shall be based upon the success or failure of Company in reaching its financial goals. The payment of the Base Salary and Bonus (if any) shall be according to Company's standard policies and procedures.

          (b) STOCK OPTION. In addition to the Base Salary and Bonus, Company will grant to Executive an option to purchase seventy-five thousand (75,000) shares of the common stock of Company (the "OPTION"). The Option will be granted sixty days after the later of (i) the Commencement Date, or
(ii) the date this Agreement is executed, pursuant to the Company's Stock Option Plan. Unless otherwise provided in the Company's Stock Option Plan, the exercise price of the Option shall be the average of the closing bid and ask price of the Company's common stock on the trading day immediately prior to the day of grant. The Option may be exercised by Executive in whole or in part at any time for a period of ten (10) years after the date of grant. However, in the event that Executive is terminated for Cause hereunder, Executive's right to exercise the Option shall expire twelve (12) months following the date of such termination. The number of shares subject to the Option and the exercise price for such shares shall be appropriately adjusted to reflect any stock split, stock dividends, recapitalization or other modifications of the equity securities of the Company.

          (c) SALES BONUS. In addition to the compensation set forth in Sections 3(a) and 3(b), Company agrees to pay to Executive a one-time, lump sum bonus (the "SALES BONUS") upon the occurrence of a Sales Event (as defined below). Executive shall be entitled to receive the Sales


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Bonus if the Company enters into a definitive agreement covering the applicable Sales Event (i) during the Employment Term, or (ii) within ninety
(90) days following the termination or expiration of the Employment Term. The amount of the Sales Bonus shall be as follows.

               (i) If the total Sales Proceeds (as defined below) are less than or equal to $2,000,000, the Sales Bonus shall be $150,000.

               (ii) If the total Sales Proceeds exceed $2,000,000 but are less than or equal to $4,000,000, the Sales Bonus shall equal $150,000 plus two and one-half percent (2 1/2%) of the amount by which the Sales Proceeds exceed $2,000,000.

               (iii) If the total Sales Proceeds exceed $4,000,000 but are less than or equal to $6,000,000, the Sales Bonus shall equal $200,000 plus five percent (5%) of the amount by which the Sales Proceeds exceed $4,000,000.

               (iv) If the total Sales Proceeds exceed $6,000,000, the Sales Bonus shall equal $300,000 plus ten percent (10%) of the amount by which the Sales Proceeds exceed $6,000,000.

Notwithstanding the foregoing, if Company is adjudicated bankrupt or insolvent, consents to the institution of bankruptcy or insolvency proceedings against it, files a petition, answer or consent seeking reorganization or relief under any applicable bankruptcy laws, or consents to the appointment of a receiver for Company's assets or an assignment for the benefit of Company's creditors, then the amount of the Sales Bonus shall in no event exceed the amount of funds remaining in Company after full payment of all debts owed by Company to its secured and unsecured creditors.

For purposes of this Section 3(c), a "SALES EVENT" shall mean (i) the disposition by Company of all or substantially all its assets; (ii) the acquisition by a third party of beneficial ownership of voting securities of Company constituting more than fifty percent (50%) of the combined voting power of Company's then outstanding voting securities; (iii) a merger, consolidation or similar reorganization involving Company, in which the shareholders of Company immediately before such merger, consolidation or reorganization, retain less than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation following such merger, consolidation or reorganization; or (iv) a complete liquidation or dissolution of Company.

For purposes of this Section 3(c), "SALES PROCEEDS" shall mean the aggregate amount of cash and "other liquid assets" actually received by Company or any shareholder(s) of Company pursuant to a Sales Event. For purposes of the foregoing, "other liquid assets" shall mean any assets, securities, property or other consideration received by Company or any shareholder(s) of Company, which (i) can be freely traded on an open, active public market, (ii) is not subject to any restrictions on transfer


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in the hands of Company or the shareholder(s), as the case may be, and (iii)
by virtue of clause (i) and (ii), can be readily converted into cash without material discount, within no more than thirty (30) days following the receipt thereof. For purposes of clarification, "Sales Proceeds" shall not include any cancellation, assumption or forgiveness of indebtedness that may occur in conjunction with a Sales Event.

          (d)  FRINGE BENEFITS AND VACATION.  Executive shall be entitled to
(i) medical, life and disability insurance at levels equal to that provided by Company to its executive employees, if any, and (ii) other fringe benefits generally provided by Company to its executive employees in accordance with Company's policies as they may exist from time to time. During the Employment Term, Executive shall be entitled to two (2) weeks paid vacation per year. Executive shall not be entitled to schedule or take vacation time without the prior written consent of Company, which consent shall not be unreasonably withheld.

          (e) EXPENSES. In addition to all other compensation provided hereunder, Executive shall be entitled to reimbursement for all travel and other expenses necessary for the performance of her duties hereunder, all in accordance with Company's standard policies and procedures as they may exist from time to time. All claims for expenses shall be reasonable and documented in accordance with Company's standard policies and procedures with respect thereto. All expense reimbursements to which Executive is entitled hereunder shall be paid within twenty-one (21) days of submission by Executive of the appropriate documentation therefor.

          (f) TAX WITHHOLDING. Company shall deduct and withhold from all compensation payable to Executive hereunder any and all applicable Federal, state and local income and employment withholding taxes and any other amounts required to be deducted or withheld by Company under applicable statutes, regulations, ordinances or orders governing or requiring the withholding or deduction of amounts otherwise payable as compensation or wages to Executives.

     4.   LIMITATIONS

          (a) NO COMPETITIVE ACTIVITIES. During the Employment Term, Executive shall not directly or indirectly (whether for compensation or otherwise) own, manage, operate, join, control or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner (whether alone or as a partner, officer, director, employee, agent or shareholder) with, or provide any advice or services as a consultant for, any business which competes with Company's business as such businesses may be conducted from time to time; provided, however, that nothing contained in this Agreement shall be deemed to preclude Executive from purchasing or owning, directly or beneficially, as a passive investment, less than two percent (2%) of any class of the publicly traded securities of any corporation. For purposes of the foregoing, the "Company's business" shall be the development of educational software designed for children.


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Further, for a period of one (1) year following the termination or expiration of the Employment Term, Executive shall not, directly or indirectly, solicit or assist others in soliciting, any person or entity that is a customer of Company as of the date of such termination or expiration; provided, however, that the foregoing clause shall not apply to any persons or entities with whom Executive had a material preexisting relationship prior to the time she became employed with Company.

          (b) NO SOLICITATION. For a period of one (1) year following the termination or expiration of the Employment Term, Executive shall not, directly or indirectly, recruit, solicit, or assist others in recruiting or soliciting, any person who is an employee of Company or any of its subsidiaries.

          (c) PROPRIETARY INFORMATION AND CONFIDENTIALITY. Executive shall execute and comply with Company's standard confidentiality, non-disclosure and inventions agreement which is attached hereto as EXHIBIT A.








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


     5.   TERMINATION

          (a)  TERMINATION FOR CAUSE.

               (i) RIGHT TO TERMINATE. Company shall have the right, at its election, to terminate this Agreement for Cause. "CAUSE" with respect to Executive shall mean (i) conviction of Executive of any felony involving moral turpitude or otherwise affecting or relating to the business of Company (including, without limitation, her entering of any plea of nolo contendere in connection with any such felony proceeding); (ii) Executive's grossly negligent, willful or intentional conduct resulting in material damage to Company or Company's business reputation or image; (iii) Executive's material breach of any provision of this Agreement or of her employment with Company (including, without limitation, her breach of any of the provisions of Section 4); (iv) Executive's willful failure or gross neglect to obey the good faith directions of the Board of Directors; or (v) the good faith determination of the Board of Directors that Executive is performing her duties in a manner which is not commensurate with reasonable standards for Executives in similar circumstances and with similar duties to those of Executive hereunder ("SUBSTANDARD PERFORMANCE"); provided that Executive may not be terminated for Substandard Performance unless and until (A) the Board of Directors has provided Executive with notice of Substandard Performance, which notice specifies with particularity the areas of such Substandard Performance, (B) Executive is given at least thirty (30) days (the "CURE PERIOD") to improve her performance in the specified areas, and (C) the Board of Directors determines in good faith after the Cure Period that Executive is still providing Substandard Performance in the specified areas.

               (ii) EFFECT OF TERMINATION FOR CAUSE. Should this Agreement be terminated by Company for Cause, Executive shall have no right to receive any further Base Salary or Bonus, or to receive any of the benefits described in Section 3(c) accruing from and after the date of termination. Further, as provided in Section 3(c), Executive shall be entitled to receive a Sales Bonus only if Company enters into a definitive agreement covering the applicable Sales Event within sixty (60) days following the date of termination.

          (b)  TERMINATION WITHOUT CAUSE.

               (i) RIGHT TO TERMINATE. Company shall have the right, at its election, to terminate this Agreement at any time without Cause; provided that Company has provided Executive with at least thirty (30) days written notice of such termination.

               (ii) EFFECT OF TERMINATION WITHOUT CAUSE. Should this Agreement be terminated by Company without Cause, Executive shall be entitled to receive her Base Salary, Bonus and Sales Bonus (if applicable) for a period of two (2) months following the effective date of such termination, but Executive shall not be entitled to receive any of the benefits described in Section


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


3(c) after the date of termination. Further, as provided in Section 3(c), Executive shall be entitled to receive a Sales Bonus only if Company enters into a definitive agreement covering the applicable Sales Event within sixty
(60) days following the date of termination.

          (c) DEATH OR DISABILITY. This Agreement shall automatically terminate, without notice, upon the death or permanent disability of Executive. For purposes of this Section 5(c), Executive shall be deemed to be permanently disabled if she shall be unable, due to illness or injury, to perform her duties hereunder for eighty percent (80%) or more of the full regular business days during any two (2) consecutive month period. Executive shall be deemed to be permanently disabled on the last day of such two (2) month period. Executive shall not be entitled to Base Salary, Bonus or Sales Bonus during any period of disability unless otherwise provided by Company's standard practices.

          (d) MITIGATION. Executive agrees to attempt to mitigate the damages she may incur in the event of any termination hereunder to the full extent required by law. Without limiting the foregoing, Company will have the right to offset any amounts paid, or which might have been paid, to Executive from any other employment during the remainder of the Employment Term, including any benefits to which Executive is, or might have been, entitled under another company's benefit plans and programs. Executive agrees that she shall give written notice to Company (promptly after accepting employment or furnishing her services after termination of her employment with Company) of any amount earned (or to be earned) by Executive and any benefits provided (or to be provided) to Executive pursuant to her new employment arrangement.

     6.   GENERAL

          (a) APPLICABLE LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the internal laws of the State of California applicable to the construction and enforcement of contracts wholly executed in California by residents of California and wholly performed in California.

          (b) CAPTIONS. The section headings and captions contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          (c) SEVERABILITY. If any provision of this Agreement shall be unlawful, void, or for any reason, unenforceable, it shall be deemed stricken from, and shall in no way affect the validity or enforceability of, the remaining provisions of this Agreement. If any provision of this Agreement shall be determined, under applicable law, to be overly broad in duration, geographical coverage or substantive scope, such provision shall be deemed narrowed to the broadest term permitted by applicable law.


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


          (d) WAIVER. The waiver by either party hereto of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Agreement.

          (e) "KEY MAN" INSURANCE. To the extent that Company desires to obtain insurance on Executive's life and/or health, Executive shall cooperate and do all acts necessary (including submitting to medical examinations) to enable Company to obtain said insurance.

          (f) REPRESENTATION REGARDING PRIOR CONTRACTS. Executive represents and warrants that no prior contract or agreement of any kind entered into by Executive or any prior or other performance by Executive will interfere in any manner with Executive's complete performance of Executive's duties hereunder or with Executive's compliance with the other terms and conditions hereof.

          (g) ENTIRE AGREEMENT; AMENDMENTS. This Agreement represents the entire agreement and understanding between the parties hereto regarding Executive's employment with Company, and supersedes any and all previous written or oral agreements or discussions between the parties and any other person or legal entity concerning said employment. This Agreement shall not be modified, amended, or in any way altered except by an instrument in writing and signed by both of the parties hereto.

          (h) BINDING AGREEMENT; ASSIGNMENT. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of such parties. Subject to Executive's reasonable consent, Company may assign all or part of its rights hereunder to any subsidiary or parent company of Company, in which case services of Executive hereunder shall be rendered to such assignee. Notwithstanding the foregoing, Company may assign its rights hereunder to a wholly owned subsidiary without Executive's consent. Executive may not assign her rights or obligations under this Agreement.

          (i) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (j) NOTICES. Any notice which Company is required or may desire to give to Executive hereunder shall be in writing and may be served by delivering it to Executive, or by sending it to Executive by mail (effective three (3) days after mailing) or overnight delivery of the same (effective the next business day), at the address set forth on the last page hereof, or by telecopy (effective twelve (12) hours after confirmation), or such substitute address as Executive may from


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


time to time designate by notice to Company. Any notice which Executive is required or may desire to serve upon Company hereunder shall be served in writing and may be served by delivering it personally or by sending it by mail or telecopy to the address set forth on the last page hereof, attention Mr. Eric Jansen, or such other substitute address as Company may from time to time designate by notice to Executive.

IN WITNESS WHEREOF, the undersigned have executed the Agreement as of the date first written above.

SANCTUARY WOODS MULTIMEDIA CORPORATION

By: __________________________________
Lawrence D. Lenihan, Jr., Director
Mailing Address:
Two Stamford Landing
Stamford, Connecticut,06902
Telephone: _________________
Facsimile: _________________

___________________________________
MICHELLE KRAUS
Mailing Address:
1250 45th Street, Suite 350
Emeryville, California 94608-2924
Telephone: (510) 594-3212
Facsimile: (510) 658-1133






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                                     EXHIBIT A

                  PROPRIETARY RIGHTS AND CONFIDENTIALITY AGREEMENT

The undersigned is being hired to perform services as an Executive or independent contractor working for SANCTUARY WOODS MULTIMEDIA CORPORATION, a Delaware corporation ("Company"). In consideration of the undersigned's original and continuing employment with or work for Company in a capacity in which he or she may receive access or contribute to the production of Confidential Information (as defined below), the undersigned agrees as follows:

     1. For purposes of this Agreement, "Confidential Information" shall mean information or material proprietary to Company or designated as Confidential Information by Company and not generally known by non-Company personnel, which the undersigned develops or of which the undersigned may obtain knowledge or access through or as a result of the undersigned's relationship with Company (including information conceived, originated, discovered or developed in whole or in part by the undersigned). The Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): discoveries, ideas, inventions, concepts, software in various stages of development, designs, drawings, specifications, techniques, models, data, source code, object code, documentation, diagrams, flow charts, research, development, processes, procedures, "know-how", marketing techniques and materials, marketing and development plans, customer names and other information related to customers, price lists, pricing policies, financial information and Executive files. Confidential Information also includes any information described above which Company obtains from another party and which Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by Company. INFORMATION PUBLICLY KNOWN THAT IS GENERALLY EMPLOYED BY THE TRADE AT OR AFTER THE TIME THE UNDERSIGNED FIRST LEARNS OF SUCH INFORMATION, OR GENERIC INFORMATION OR KNOWLEDGE WHICH THE UNDERSIGNED WOULD HAVE LEARNED IN THE COURSE OF SIMILAR EMPLOYMENT OR WORK ELSEWHERE IN THE TRADE, SHALL NOT BE DEEMED PART OF THE CONFIDENTIAL INFORMATION.

     2. All notes, data, reference materials, sketches, drawings, memoranda, documentation and records in any way incorporating or reflecting any of the Confidential Information and all proprietary rights therein, including copyrights, shall belong exclusively to Company and the undersigned agrees to turn over all copies of such materials in the undersigned's control to Company upon request or upon termination of the undersigned's employment with Company.

     3. The undersigned agrees during his or her employment by Company and thereafter to hold in confidence and not to directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information to any person or entity, or utilize any of the Confidential Information for any purpose, except in the course of the undersigned's work for Company.

     4. The undersigned agrees that any inventions, ideas or original works of authorship in whole or in part conceived or made by the undersigned during or after the term of his or her


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employment or relationship with Company which are made through the use of any of the Confidential Information or any of Company's equipment, facilities, supplies, trade secrets or time, or which relate to the Company's business or the Company's actual or demonstrably anticipated research and development, or which result from any work performed by the undersigned for Company, shall belong exclusively to Company and shall be deemed part of the Confidential Information for purposes of this Agreement whether or not fixed in a tangible medium of expression. Without limiting the foregoing, the undersigned agrees that any such original works of authorship shall be deemed to be "works made for hire" and that Company shall be deemed the author thereof under the U.S. Copyright Act (Title 17 of the U.S. Code), provided that in the event and to the extent such works are determined not to constitute "works made for hire" as a matter of law, the undersigned hereby irrevocably assigns and transfers to Company all right, title and interest in such works, including but not limited to copyrights. This agreement shall be construed in accordance with the provisions of Section 2870 of the California Labor Code (a copy of which is attached hereto) relating to inventions made by an Executive, and accordingly this Agreement is not intended and shall not be interpreted to assign to or vest in Company any of the undersigned's rights in any inventions other than those described in the first sentence of this Section 4.

     5. Attached is a complete description of all inventions or original works of authorship made by the undersigned prior to his or her employment with Company, and it is agreed that these inventions and original works of authorship shall be excluded from the provisions of Section 4 above.

     6. Because of the unique nature of the Confidential Information, the undersigned understands and agrees that Company will suffer irreparable harm in the event that the undersigned fails to comply with any of his or her obligations under Sections 2, 3 or 4 above and that monetary damages will be inadequate to compensate Company for such breach. Accordingly, the undersigned agrees that Company will, in addition to any other remedies available to it at law or in equity, be entitled to injunctive relief to enforce the terms of Sections 2, 3 and 4 above.

     7. This Agreement shall be governed by California law applicable to contracts between residents of California which are wholly executed and performed in California. This Agreement contains the full and complete understanding of the parties with respect to the subject matter hereof and supersedes all prior representations and understandings, whether oral or written. In the event that any provision hereof or any obligation or grant of rights by the undersigned hereunder is found invalid or unenforceable pursuant to judicial decree or decision, any such provision, obligation or grant of rights shall be deemed and construed to extend only to the maximum permitted by law, and the remainder of this Agreement shall remain valid and enforceable according to its terms.


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


I agree to the above terms and acknowledge receipt of a copy of this Agreement.

Date: ____________________________

Signature: ________________________

Name (printed): ___________________

Social Security No: _________________
Mailing Address:    ___________________

                    ___________________

                              CALIFORNIA LABOR CODE

Section 2870.  Employment Agreements; Assignment of Rights

               (a) Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information, except for those inventions that either:

                    (1) Relate at the time of conception or reduction to practice of the invention to the employer's business or actual or demonstrably anticipated research or development of the employer; or

                    (2) Result from any work performed by the employee for the employer.

               (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.








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